Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated October 1, 2010 with respect to the financial statement of the Sprott Physical Silver Trust (the “Trust”) as at September 30, 2010, included in this Amendment No. 2 to the Registration Statement on Form F-1 (File No. 333-168051) and related Prospectus of the Trust dated October 1, 2010.

Toronto, Canada	Chartered Accountants
October 1, 2010	Licensed Public Accountants